Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No.333-130399) pertaining to the James River Group, Inc. 2003 Incentive Plan and the James River Group, Inc. 2005 Incentive Plan of our report dated February 13, 2006, with respect to the consolidated financial statements and schedules of James River Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Richmond, Virginia
March 24, 2006